Exhibit 99.1

Ostrow & Partners, Inc.
News Release 05-15-07

For: Host America Corporation	Contacts:
Release: IMMEDIATE	Sam Ostrow 203.328.3018 ceo@ostrow-partners.com

Host America Reports 3rd Quarter Loss of Revenue; EnerLume-EM Records First Significant Sales

Hamden CT, May 15 -- Host America Corporation (CAFE.PK) today reported lower net revenues and an increased net loss in its fiscal third quarter ended March 31, 2007, and attributed the results to a decision to curtail the operations of the ground-up construction unit of RS Services, Inc. “The ground up construction business is not consistent with our focus on energy management and energy conservation,” said David Murphy, president and chief executive officer. ”During the quarter we worked towards the launch of our EnerLume-EMTM line of light controllers and the negotiating of the agreements we announced in April to sell our food service businesses to focus on the energy conservation marketplace. Host America’s results met our objectives given the importance of those actions and decisions.”

For the third fiscal quarter ended March 31, 2007, Host America reported net revenues of $8,333,575, compared to net revenues in the prior year’s third quarter of $9,567,321, a decline of 12.9%. The net loss applicable to common shareholders in the third quarter of fiscal 2007 was $1,877,507 or 21 cents per share, compared to $1,274,918 or 18 cents per share in the comparable period a year ago. The Food Services business reported a nominal sales increase, as new accounts offset the losses of contracts that affected the second quarter of fiscal 2007. The company has previously announced agreements with the present senior managers of each of the two food services business units to sell those units to them. The sale is anticipated to close in early fiscal 2008.

Host reported that sales of EnerLume-EMTM light controllers to its Master Channel Partner distributor in the third quarter produced $322,400 in revenues. “We believe that this success, the positive reception EnerLume received at the Globalcon 2007 exhibition in early April and our agreements reached this month with four Direct Channel Partners and six Channel Partners confirms that our decision to focus on energy conservation and energy management is the right use of our resources,” Mr. Murphy said.

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Host Q3 2007 Results

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Results (unaudited) for Host America Corporation are presented in the following table:
QUARTER ENDED March 31	2007	2006

NET REVENUES	$8,333,575	$9,567,321

LOSS FROM OPERATIONS	(1,340,434)	(1,047,364)

OTHER EXPENSES	(514,073)	(204,553)

LOSS BEFORE PROVISION FOR INCOME TAXES	(1,854,507)	(1,251,917)

PROVISION FOR INCOME TAXES	15,000	15,000

NET LOSS	(1,869,507)	(1,266,917)

PREFERRED STOCK DIVIDENDS	(8,000)	(8,001)

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	(1,877,507)	(1,274,918)

NET LOSS PER SHARE - BASIC AND DILUTED	$(0.21)	$(0.18)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	8,995,612	7,123,070

These financial results should be read in conjunction with Host America’s Quarterly Report on Form 10-Q. This Press Release has been reviewed and approved by Host America’s Disclosure Committee.

Cautions Concerning Forward-Looking Statements

All information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical facts and that relate to future plans or projected results of Host and its subsidiaries, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include the risks associated with Host's entry into new commercial food and energy markets that require the company to develop demand for its products, its ability to access the capital markets, litigation, regulatory investigations and many other risks described in Host's Securities and Exchange Commission filings. The most significant of these uncertainties are described in Host America’s Annual Report on Form 10-K all of which any reader of this release is encouraged to study (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: the costs, difficulties, and uncertainties related to the implementation of the early stage energy management division, organizational changes and the integration of acquired businesses; the potential loss of one or more key customer or supplier relationships or changes to the terms of those relationships; difficulties and uncertainties related to transitions in senior management; the results, consequences, effects or timing of any inquiry or investigation by or settlement discussions with any regulatory authority or any legal and administrative proceedings; the impact of previously announced restatements; difficulties or delays or increased costs in implementing Host America’s overall prospective business plan; and general economic and market conditions. Host America undertakes no obligation to update or revise any forward-looking statement. Readers of this release are cautioned not to put undue reliance on forward-looking statements.
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